EX 99.8(B)

FIRST AMENDMENT TO PARTICIPATION AGREEMENT

This FIRST AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”), dated and effective as of April 16, 2014, is by and among VANGUARD VARIABLE INSURANCE FUND (the “Fund”), THE VANGUARD GROUP, INC. (the “Sponsor”), VANGUARD MARKETING CORPORATION (the “Distributor”), and INTEGRITY LIFE INSURANCE COMPANY (the “Company”).

WITNESSETH:

WHEREAS, the Fund, the Sponsor, the Distributor, and the Company have entered into a Participation Agreement dated as of December 10, 2010 (the “Participation Agreement”), pursuant to which the Sponsor has agreed to make shares of certain Portfolios of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company’s Variable Insurance Products;

WHEREAS, the Sponsor and the Company are party to a Daily Valuation Agency Agreement dated as of December 10, 2010, as amended (the “DVA Agreement”), which set forth the operational provisions governing the purchase and redemption of shares of the Fund by the Accounts (as defined in the Participation Agreement) and related matters;

WHEREAS, the Sponsor and the Company desire to enter into an Electronic Trading Agreement (VVIF-Only) dated as of the date hereof (the “Electronic Trading Agreement”), which Electronic Trading Agreement shall replace and supersede the DVA Agreement in all respects; and

WHEREAS, the parties desire to modify the Participation Agreement to address the Sponsor’s and the Company’s entry into the Electronic Trading Agreement, including such agreement’s replacement of and superseding the DVA Agreement, and in certain other respects;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2.                                      Amendment of Participation Agreement. The Participation Agreement is hereby amended as follows:

(a)                                 All references in the Participation Agreement to the Daily Valuation Agency Agreement and the DVA Agreement are replaced with references to the Electronic Trading Agreement (VVIF-Only) and Electronic Trading Agreement, respectively.

(b)                                 The ninth WHEREAS clause is hereby deleted in its entirety and replaced with the following:

“WHEREAS, the Company and the Sponsor have entered into an Electronic Trading Agreement (VVIF-Only) dated April 16, 2014 (the “Electronic Trading Agreement”) which sets forth the operational provisions governing the purchase and redemption of shares of the Fund by the Accounts and related matters;”

(d)                                 Section 1.9 of Article I of the Participation Agreement, including Schedule C referenced therein, is deleted in its entirety and replaced with the following:

“1.9                         Intentionally omitted.”

(e)                                  Section 4.10 of Article IV of the Participation Agreement is deleted in its entirety and replaced with the following:

“4.10                  Intentionally omitted.”

4.                                      No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.  If this Amendment conflicts in any way with the terms of the Participation Agreement, the terms of this Amendment shall control.

5.                                      Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:	/s/ Heidi Stam
Name: Heidi Stam
Title: Secretary

THE VANGUARD GROUP, INC.

By:	/s/ Matthew R. Walker
Name: Matthew R. Walker
Title: Principal

VANGUARD MARKETING CORPORATION

By:	/s/ Heidi Stam
Name: Heidi Stam
Title: Senior Vice President

INTEGRITY LIFE INSURANCE COMPANY

By:	/s/ Jill T. McGruder
Name: Jill T. McGruder
Title: President and Chief Executive Officer

By:	/s/ Kevin L. Howard
Name: Kevin L. Howard
Title: Senior Vice President and General Counsel

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